BRANDEN T. BURNINGHAM

ATTORNEY AT LAW

455 EAST 500 SOUTH, SUITE 205

SALT LAKE CITY, UTAH 84111

ADMITTED IN UTAH AND CALIFORNIA             TELEPHONE: (801) 363-7411

      FACSIMILE: (801) 355-7126

July 26, 2007

Wizzard Software Corporation

5001 Baum Boulevard

Pittsburgh, Pennsylvania 15213

Re:

Opinion letter dated July 26, 2007, regarding shares of common stock of Wizzard Software Corporation, a Colorado corporation (the "Company")

Ladies and Gentlemen:

I hereby consent to being named in the Prospectus included in the Company's Registration Statement on Form SB-2 as having rendered the above-referenced opinion and as having represented the Company in connection with such Registration Statement.

Sincerely yours,

/s/ Branden T. Burningham

Branden T. Burningham